UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2012

FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor, Akron, Ohio	44308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 996-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2012, the Board of Directors (the “Board”) of FirstMerit Corporation (the “Company”) appointed Russ M. Strobel to the Board, effective July 19, 2012, to serve until the Company’s next annual meeting, and until a successor is elected and qualified or until his earlier resignation or removal. Mr. Strobel will also serve on the Risk Management Committee of the Board. Mr. Strobel is the retired Chairman, President and Chief Executive Officer of Nicor Inc. and its principal subsidiary, Nicor Gas.

As a non-employee Director, Mr. Strobel will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation the Company previously disclosed in its Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 8, 2012. In connection with his appointment, on July 19, 2012, Mr. Strobel was granted 1,000 restricted shares that will vest in equal installments on the first, second and third anniversaries of the grant date. The Company will also enter into the Company’s standard form of indemnification agreement with Mr. Strobel.

There is no arrangement or understanding between Mr. Strobel and any other person pursuant to which Mr. Strobel was appointed as a Director of the Company. There are no transactions in which Mr. Strobel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTMERIT CORPORATION

Date: July 20, 2012	By:	/s/ Judith A. Steiner
Name: Judith A. Steiner
Title: Executive Vice President, General
Counsel and Secretary